Exhibit 10.3

                                    GUARANTY

            This GUARANTY (this "GUARANTY"), dated as of February 1, 2002, by and between Precision Partners Holding Company, a Delaware corporation ("GUARANTOR"), and GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, individually and as agent (in such capacity, "AGENT") for the lenders from time to time signatory to the Credit Agreement, as hereinafter defined.

                              W I T N E S S E T H:

            Reference is made to that certain Credit Agreement, dated as even herewith (as amended, restated, supplemented, or otherwise modified from time to time, the "CREDIT AGREEMENT"), by and among (a) PRECISION PARTNERS, INC., a Delaware corporation ("PRECISION"), GALAXY INDUSTRIES CORPORATION, a Michigan corporation ("GALAXY"), MID STATE MACHINE PRODUCTS, a Maine corporation ("MID STATE"), NATIONWIDE PRECISION PRODUCTS CORP., a New York corporation ("NATIONWIDE"), GENERAL AUTOMATION, INC., an Illinois corporation ("GA"), GILLETTE MACHINE & TOOL CO., INC., a New York corporation ("GILLETTE"), GALAXY PRECISION PRODUCTS CORP., a Delaware corporation ("GPPC") and CERTIFIED FABRICATORS, INC., a California corporation ("CERTIFIED") (Precision, Galaxy, Mid State, Nationwide, GA, Gillette, GPPC, and Certified, together with their permitted successors and assigns being sometimes hereinafter called collectively, the "BORROWERS"); (b) the Guarantor; (c) the Agent, (d) General Electric Capital Corporation, in its capacity as revolving credit agent (together with any successor thereto appointed pursuant to the Credit Agreement, the "REVOLVING CREDIT AGENT"), (e) GECC Capital Markets, Inc., as Lead Arranger and (f) the Lenders, as hereinafter defined. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

            Pursuant to the terms of the Credit Agreement, (i) General Electric Capital Corporation, as revolving lender (together with any and all assignees or transferees thereof or successors thereto, the "REVOLVING LENDERS") has agreed to make available to the Borrowers a Revolving Loan facility pursuant to which the Revolving Lenders will from time to time make available to the Borrowers advances and letters of credit in an aggregate amount not to exceed $25,000,000 at any one time outstanding, (ii) GENERAL ELECTRIC CAPITAL CORPORATION and ABLECO FINANCE LLC, as term lenders (together with any and all assignees or transferees thereof or successors thereto, the "TERM LENDERS") have agreed to make available to the Borrowers a Term Loan in the aggregate principal amount of $44,050,000, and (iii) GENERAL ELECTRIC CAPITAL CORPORATION as lessor (together with any and all assignees or transferees thereof or successors thereto, the "LESSORS") have agreed to lease certain equipment to certain Borrowers pursuant to the Master Lease (the "MASTER LEASE") (the Term Lenders, the Revolving Lenders and the Lessors being hereinafter called collectively, the "LENDERS").

            Guarantor directly or indirectly owns 100% of the outstanding Stock of Borrowers and as such will derive direct and indirect economic benefits from the making of the Loan and other Credit Accommodations provided to Borrowers pursuant to the Credit Agreement and the Master Lease.

            In order to induce Agent and Lenders to enter into the Credit Agreement, the Master Lease and other Operative Documents and to induce Lenders to make the Loan and other Credit Accommodations as provided for in the Credit Agreement and the Master Lease, Guarantor has agreed to guarantee payment of the Obligations.

            NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loan and other Credit Accommodations under the Credit Agreement and the Master Lease, it is agreed as follows:

1.    DEFINITIONS.

      Capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement, unless otherwise defined herein.

      References to this "Guaranty" shall mean this Guaranty, including all amendments, modifications and supplements and any annexes, exhibits and schedules to any of the foregoing, and shall refer to this Guaranty as the same may be in effect at the time such reference becomes operative.

2.    THE GUARANTY.

      2.1 Guaranty of Guaranteed Obligations of Borrowers. Guarantor hereby unconditionally guarantees to Agent and Lenders, and their respective permitted successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) of the Obligations of Borrowers (hereinafter the "Guaranteed Obligations") and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent and Lenders in enforcing any rights under this Guaranty. Guarantor agrees that this Guaranty is a guaranty of payment and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

            (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, any other Operative Document or any other agreement, document or instrument to which any Credit Party and/or Guarantor is or may become a party;

            (b) the absence of any action to enforce this Guaranty or any other Operative Document or the waiver or consent by Agent and/or Lenders with respect to any of the provisions thereof;

            (c) the existence, value or condition of, or failure to perfect Agent's Lien against, any Collateral for the Guaranteed Obligations or any action, or the absence of any action, by Agent in respect thereof (including, without limitation, the release of any such security); or

            (d)   the insolvency of any Credit Party; or

            (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being agreed by Guarantor that its obligations under this Guaranty shall not be discharged until the Termination Date. Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Guaranteed Obligations. Guarantor agrees that any notice or directive given at any time to Agent which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Agent and Lenders. It is agreed among Guarantor, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by the Operative Documents and that, but for this Guaranty and such waivers, Agent and Lenders would decline to enter into the Credit Agreement and the Master Lease.

      2.2. Demand by Agent or Lenders. In addition to the terms of the Guaranty set forth in Section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if, at any time, the outstanding principal amount of the Guaranteed Obligations under the Credit Agreement and the Master Lease (including all accrued interest thereon) is declared to be immediately due and payable, then Guarantor shall, upon demand, pay to the holders of the Guaranteed Obligations the entire outstanding Guaranteed Obligations due and owing to such holders. Payment by Guarantor shall be made to Agent for the benefit of Lenders in immediately available funds to an account designated by Agent, or at the address set forth herein for the giving of notice to Agent or at any other address that may be specified in writing from time to time by Agent, and shall be credited and applied to the Guaranteed Obligations.

      2.3. Enforcement of Guaranty. In no event shall Agent have any obligation (although it is entitled, at its option) to proceed against Borrowers or any other Credit Party or any Collateral pledged to secure Guaranteed Obligations before seeking satisfaction from the Guarantor, and Agent may proceed, prior or subsequent to, or simultaneously with, the enforcement of Agent's rights hereunder, to exercise any right or remedy which it may have against any Collateral, as a result of any Lien it may have as security for all or any portion of the Guaranteed Obligations.

      2.4 Waiver. In addition to the waivers contained in Section 2.1 hereof, Guarantor waives and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its Guaranteed Obligations under, or the enforcement by Agent or Lenders of, this Guaranty. Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Guaranteed Obligations, notice of adverse change in Borrowers' financial condition or any other fact which might increase the risk to Guarantor) with respect to any of the Guaranteed Obligations and this Guaranty. Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Agent or Lenders or any Credit Party of any kind. Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Agent or any Lender or against any Credit Party of any kind which may arise in the future.

      2.5. Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Agent and Lenders and their respective permitted successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any Credit Party and Agent or Lenders, the obligations of any Credit Party under the Operative Documents. In the event all or any part of the Guaranteed Obligations are transferred, indorsed or assigned by Agent or any Lender to any Person or Persons, in accordance with the terms of the Credit Agreement and the Master Lease, any reference to "Agent" or "Lender" herein shall be deemed to refer equally to such Person or Persons.

      2.6. Modification of Guaranteed Obligations, Etc. Guarantor hereby acknowledges and agrees that Agent and Lenders may at any time or from time to time, with or without the consent of, or notice to, Guarantor:

            (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Guaranteed Obligations;

            (b) take any action under or in respect of the Operative Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

            (c) amend or modify, in any manner whatsoever, the Operative Documents;

            (d) extend or waive the time for any Credit Party's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Operative Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

            (e) take and hold Collateral for the payment of the Guaranteed Obligations guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Agent or Lenders have been granted a Lien, to secure any Guaranteed Obligations;

            (f) release anyone who may be liable in any manner for the payment of any amounts owed by Guarantor or any Credit Party to Agent or any Lender;

            (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Guarantor or any Credit Party are subordinated to the claims of Agent and Lenders; and/or

            (h) apply any sums by whomever paid or however realized to any amounts owing by Guarantor or any Credit Party to Agent or any Lender in such manner as Agent or any Lender shall determine in its discretion; and Agent and Lenders shall not incur any liability to Guarantor as a result thereof, and no such action shall impair or release the Guaranteed Obligations of Guarantor under this Guaranty.

            2.7   Contribution with Respect to Obligations.

            a. To the extent that the Guarantor shall make a payment of all or any of the Obligations (a "Payment") which, taking into account all other Payments then previously or concurrently made by any other Credit Party, exceeds the amount which the Guarantor would otherwise have paid if each Credit Party had paid the aggregate Obligations satisfied by such Payment in the same proportion the Guarantor's "Allocable Amount" (as defined below) (as determined immediately prior to such Payment) bore to the aggregate Allocable Amounts of each of the Credit Parties as determined immediately prior to the making of such Payment, then, following payment in full in cash of the Obligations and termination of the Commitments, the Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Credit Party for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided however, that nothing in this Section 2.7 shall permit the Guarantor to make any payments otherwise prohibited by the terms of the Operative Documents.

            b. As of any date of determination, the "Allocable Amount" of the Guarantor shall be equal to the maximum amount of the claim which could then be recovered from the Guarantor under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

            c. This Section 2.7 is intended only to define the rights of the Guarantor and nothing set forth in this Section 2.7 is intended to or shall impair the obligation of the Guarantor to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement. Nothing contained in this Section 2.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

      d. The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

      2.8. Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against any Credit Party or Guarantor for liquidation or reorganization, should any Credit Party or Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of such Credit Party's or Guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment of the Guaranteed Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Agent or any Lender, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guaranteed Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      2.9. Deferral of Subrogation, Etc. Notwithstanding anything to the contrary in this Guaranty, or in any other Operative Document, and except as set forth in Section 2.7 hereof, Section 12.7 of the Credit Agreement or other contribution agreements among the Credit Parties not prohibited by any Operative Document, Guarantor hereby:

            (a) expressly and irrevocably waives, on behalf of itself and its successors and assigns (including any surety) until the Termination Date, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a surety against a principal, to a guarantor against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of any claim against any Person, and which Guarantor may have or hereafter acquire against any Credit Party in connection with or as a result of Guarantor's execution, delivery and/or performance of this Guaranty, or any other documents to which Guarantor is a party or otherwise;

            (b) acknowledges and agrees (i) that this waiver is intended to benefit Agent and Lenders and shall not limit or otherwise effect Guarantor's liability hereunder or the enforceability of this Guaranty, and (ii) that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.8; and

            (c) the Agent agrees on behalf of Lenders that if (i) the Guarantor shall pay to the Agent all of the Guaranteed Obligations, and (ii) the Termination Date shall have occurred, the Agent and the Lenders will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer or subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from the payment made by the Guarantor under this Guaranty.

      2.10. Election of Remedies. If Agent may, under applicable law, proceed to realize benefits under any of the Operative Documents giving Agent and Lenders a Lien upon any Collateral owned by any Credit Party, either by judicial foreclosure or by non-judicial sale or enforcement, Agent may, at its sole option, determine which of such remedies or rights it may pursue without affecting any of such rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Credit Party, whether because of any applicable laws pertaining to "election of remedies" or the like, Guarantor hereby consents to such action by Agent and waives any claim based upon such action, even if such action by Agent shall result in a full or partial loss of any rights of subrogation which Guarantor might otherwise have had but for such action by Agent. Any election of remedies which results in the denial or impairment of the right of Agent to seek a deficiency judgment against any Credit Party shall not impair Guarantor's obligation to pay the full amount of the Guaranteed Obligations. In the event Agent shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Operative Documents, Agent may bid all or less than the amount of the Guaranteed Obligations and the amount of such bid need not be paid by Agent but shall be credited against the Guaranteed Obligations. The amount of the successful bid at any such sale shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Guaranteed Obligations shall be conclusively deemed to be the amount of the Guaranteed Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent and Lenders might otherwise be entitled but for such bidding at any such sale.

      2.11. Funds Transfers. If Guarantor shall engage in any transaction as a result of which Borrowers are required to make a mandatory prepayment with respect to the Guaranteed Obligations under the terms of the Credit Agreement or the Master Lease (including any issuance or sale of such Guarantor's Stock or any sale of its assets), Guarantor shall distribute to, or make a contribution to the capital of, the Borrowers an amount equal to the mandatory prepayment required under the terms of the Credit Agreement or the Master Lease.

3.    DELIVERIES.

      In a form satisfactory to Agent, Guarantor shall deliver to Agent (with sufficient copies for each Lender), concurrently with the execution of this Guaranty, the Credit Agreement and the Master Lease, the Operative Documents and other instruments, certificates and documents as are required to be delivered by Guarantor to Agent under the Credit Agreement and the Master Lease.

4.    REPRESENTATIONS AND WARRANTIES.

      To induce Lenders to make the Loan and other Credit Accommodations under the Credit Agreement and the Master Lease, Guarantor makes the representations and warranties as to Guarantor contained in the Credit Agreement and the Master Lease, each of which is incorporated herein by reference, and the following representations and warranties to Agent and each Lender, each and all of which shall survive the execution and delivery of this Guaranty:

      4.1. Corporate Existence; Compliance with Law. Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to do business and is in good standing under the laws of the jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in a material adverse effect upon the properties, business, or financial condition of Guarantor; (iii) subject to the specific representations regarding Environmental Laws in Section 3.17 of the Credit Agreement, has the requisite corporate power and authority and the legal right to own, pledge and mortgage its properties;
(iv) has all licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct the lack of which would have a material adverse effect on the properties, business or financial condition of Guarantor; (v) is in compliance with its charter and by-laws; and (vi) subject to specific representations set forth in the Credit Agreement regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      4.2. Corporate Power; Authorization; Enforceable Guaranteed Obligations. The execution, delivery and performance of this Guaranty and all other Operative Documents and all instruments and documents to be delivered by Guarantor hereunder and under the Credit Agreement and the Master Lease are within Guarantor's corporate power, have been duly authorized by all necessary corporate action, including the consent of stockholders where required, are not in contravention of any provision of Guarantor's charter or by-laws, do not violate any law or regulation, or any order or decree of any Governmental Authority, do not conflict with or result in the breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Guarantor is a party or by which Guarantor or any of its property is bound, do not result in the creation or imposition of any Lien upon any of the property of Guarantor, other than those in favor of Agent, for itself and the benefit of Lenders and Permitted Encumbrances, and the same do not require the consent or approval of any Governmental Authority or any other Person except those referred to in Section 2.1(c) of the Credit Agreement, all of which have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, this Guaranty and each of the Operative Documents to which Guarantor is a party shall have been duly executed and delivered for the benefit of or on behalf of Guarantor, and each shall then constitute a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceeding in equity or at law).

5.    FURTHER ASSURANCES.

      Guarantor agrees, upon the written request of Agent or any Lender, to execute and deliver to Agent or such Lender, from time to time, any additional instruments or documents reasonably considered necessary by Agent or such Lender to cause this Guaranty to be, become or remain valid and effective in accordance with its terms.

6.    PAYMENTS FREE AND CLEAR OF TAXES.

      All payments required to be made by Guarantor hereunder shall be made to Agent and Lenders free and clear of, and without deduction for, any and all present and future Taxes. If Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (a) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 6) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (b) Guarantor shall make such deductions, and (c) Guarantor shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within thirty (30) days after the date of any payment of Taxes, Guarantor shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof. Guarantor shall indemnify and, within ten (10) Business Days of demand therefor, pay Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted.

7.    OTHER TERMS.

      7.1. Entire Agreement. This Guaranty, together with the other Operative Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a guaranty of the Loan and other Credit Accommodations and advances under the Operative Documents and/or the Guaranteed Obligations.

      7.2. Headings. The headings in this Guaranty are for convenience of reference only and are not part of the substance of this Guaranty.

      7.3. Severability. Whenever possible, each provision of this Guaranty shall be interpreted in such a manner to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      7.4 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Agent or any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Guarantor (any such notice being expressly waived by the Guarantor) and to the fullest extent permitted by law, set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or any Lender to or for the credit or the account of the Guarantor against any and all obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Agent or any Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured. The Agent and each Lender agree to notify the Guarantor promptly after any such set-off and application made by the Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and the Lenders under this Section 7.4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Agent and Lenders may have.

      7.5. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon another any such communication with respect to this Guaranty, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be addressed to the party to be notified as follows:

            (a) If to Agent, at:

                      General Electric Capital Corporation
                      410 Merritt Seven, Second Floor
                      Norwalk, CT  06856

                      Attention:
                      Telecopy Number:  (___)

                      with copies to:

                      Ober, Kaler, Grimes & Shriver
                      120 E. Baltimore Street
                      Baltimore, MD  21202

                      Attention: Darlene Davis
                      Telecopy Number: (410) 547-0699

            (b) If to any Lender, at the address of such Lender specified in the Credit Agreement or any Assignment Agreement.

            (c) If to Guarantor, at the address of such Guarantor specified on
Schedule I to the Credit Agreement, or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after the same shall have been deposited with the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.5), (iii) one (1) Business Day after deposit with a reputable overnight carrier with all charges prepaid, or (iv) when delivered, if hand-delivered by messenger.

      7.6. Successors and Assigns. This Guaranty and all obligations of Guarantor hereunder shall be binding upon the successors and assigns of Guarantor (including a debtor-in-possession on behalf of Guarantor) and shall, together with the rights and remedies of Agent, for the benefit of Lenders, hereunder, inure to the benefit of Agent and Lenders, all permitted future holders of any instrument evidencing any of the Obligations and their respective permitted successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Obligations or any portion thereof or interest therein made in accordance with the Operative Documents shall in any manner affect the rights of Agent and Lenders hereunder. Guarantor may not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Guaranty.

      7.7. No Waiver; Cumulative Remedies; Amendments. Neither Agent nor any Lender shall by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by Agent and Guarantor and then only to the extent therein set forth. A waiver by Agent, for itself and the ratable benefit of Lenders, of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Agent or any Lender, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Guaranty may be waived, altered, modified, supplemented or amended except by an instrument in writing, duly executed by Agent and Guarantor.

      7.8. Termination. This Guaranty is a continuing guaranty and shall remain in full force and effect until the Termination Date. Upon payment in full of the Guaranteed Obligations, Agent shall deliver to Guarantor such documents as Guarantor may reasonably request to evidence such termination.

      7.9. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall collectively and separately constitute one and the same agreement.

8.    SECURITY.

      To secure payment of Guarantor's obligations under this Guaranty, concurrently with the execution of this Guaranty, Guarantor has entered into a Security Agreement pursuant to which the Guarantor has granted to Agent for the benefit of Lenders a security interest in substantially all of its personal property and a Pledge Agreement pursuant to which Guarantor has pledged all of the Stock of Precision to Agent for the benefit of Lenders.

9.    GOVERNING LAW.

      EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE OPERATIVE DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THE GUARANTOR HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GUARANTOR, AGENT AND LENDERS PERTAINING TO THIS GUARANTY OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE OTHER OPERATIVE DOCUMENTS, PROVIDED THAT AGENT, LENDERS AND GUARANTOR ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, AND, PROVIDED, FURTHER, NOTHING IN THIS GUARANTY SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. THE GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND GUARANTOR HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. THE GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH GUARANTOR AT THE ADDRESS SET FORTH ON ANNEX I TO THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) BUSINESS DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

10.   WAIVER OF JURY TRIAL.

      BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT DISPUTES ARISING HEREUNDER OR RELATING HERETO BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, LENDERS, AND GUARANTOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED IN CONNECTION WITH, THIS GUARANTY OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date first above written.

                                    PRECISION PARTNERS HOLDING COMPANY


                                    By: /s/  Frank Reilly
                                       ---------------------------------
                                    Name:    Frank Reilly
                                    Title:   Executive Vice President
                                             and Chief Financial Officer




                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, individually and as Agent


                                    By: /s/ Howard Norowitz
                                       ---------------------------------
                                    Name:   Howard Norowitz
                                    Title:  Assistant Vice President